Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 11, 2018, (the “Execution Date”), is entered into by and between JAGUAR HEALTH, INC., a Delaware corporation, (the “Company”), and CHARLES CONTE, an individual resident of the State of New York (the “Buyer”).

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) an 8% convertible promissory note of the Company, in the form attached hereto as Exhibit A, in the aggregate principal amount of US$111,250.00 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”), convertible into shares (the “Conversion Shares”) of common stock, par value $0.0001 share, of the Company (the “Common Stock”), at $0.85 per share subject to the terms of the Note, and (ii) a warrant to acquire up to 33,918 shares (the “Warrant Shares”) of Common Stock at an exercise price as set forth in that certain Common Stock Purchase Warrant, in the form attached hereto as Exhibit B (the “Warrant”), upon the terms and subject to the limitations and conditions set forth in the Warrant.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.                                      DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Damages” shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Hazardous Material” means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

“Issuance Shares” means, collectively, the Conversion Shares and the Warrant Shares.

“Knowledge” including the phrase “to the Company’s Knowledge” shall mean the actual knowledge after reasonable investigation of the Company’s officers and directors.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or any other restriction.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, or financial condition of the Company and/or the Subsidiaries that is material and adverse to the Company and/or the Subsidiaries and/or any condition, circumstance, or situation that prohibits or otherwise materially interfere with the ability of the Company and/or the Subsidiaries to enter into and/or perform its obligations under any Transaction Document.

“Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Registration Rights Agreement” means that certain registration rights agreement in the form attached hereto as Exhibit C.

“Securities” means, collectively, the Note, the Warrant, the Conversion Shares and the Warrant Shares.

“Subsidiary” or “Subsidiaries” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Transaction Documents” shall mean this Agreement, the Note, the Warrant, the Registration Rights Agreement, the Transfer Agent Instruction Letter and all schedules and exhibits hereto and thereto.

“Transfer Agent” shall mean Computershare Trust Company, N.A., the current transfer agent of the Company, and any successor transfer agent of the Company.

“Transfer Agent Instruction Letter” means the letter from the Company to the Transfer Agent which instructs the Transfer Agent to issue the Issuance Shares pursuant to the Transaction Documents, in the form of Exhibit D attached hereto.

2.                                      PURCHASE AND SALE OF SECURITIES.

(a)                                 Purchase of Securities. On the Closing Date (as defined below), the Company shall sell and issue to the Buyer and the Buyer shall purchase from the Company, the Note and the Warrant, subject to their express terms.

(b)                                 Form of Payment. On the Closing Date, the Buyer shall pay the purchase price of $100,000.00 (the “Purchase Price”) by wire transfer of immediately available funds, in accordance with the Company’s written wiring instructions against delivery.

(c)                                  Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 7 and Section 8 below, the date and time of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be 5:00 P.M., Eastern Standard Time on or about September 11, 2018, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

3.                                      REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Company that:

(a)                                 Investment Purpose. As of the Execution Date, the Buyer is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(b)                                 Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(c)                                  Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Buyer understands that its investment in the Securities involves a significant degree of risk, including the risk of loss of the Buyer’s entire investment. The Buyer is not aware of any facts that may constitute a breach of any of the Company’s representations and warranties made herein.

(d)                                 Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(e)                                  Transfer or Re-sale. The Buyer understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the Securities Act, (b) the Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 3(e) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and the Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said rule and further, if said rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(f)                                   Legends. The Buyer understands that the Note and Warrant and, until such time as the Issuance Shares have been registered under the Securities Act may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Issuance Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(g)                                  Execution; Enforcement. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.

(h)                                 Accredited Investor Status. The Buyer is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3) (an “Accredited Investor”), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.  Neither the Buyer nor any person or entity with whom Buyer shares beneficial ownership of any Securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) of Regulation D of the Securities Act.

(i)                                     Residency. The Buyer is an individual resident of the state of New York.

4.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Buyer that:

(a)                                 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is not in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)                                 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, except to the extent required to remove the Exchange Cap (as defined in the Note). Each of this Agreement and the other Transaction Documents has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)                                  Capitalization. As of the Execution Date, the authorized capital stock of the Company is as set forth in the SEC Documents (as defined below). Except as set forth on Schedule 4(c), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as disclosed in the SEC Documents, no shares are reserved for issuance pursuant to the Company’s stock option plans, no shares are reserved for issuance pursuant to the terms of any Common Stock Equivalents (other than the Note and the Warrant) exercisable for, or convertible into or exchangeable for shares of Common Stock and sufficient shares are reserved for issuance upon conversion of the Note and the exercise of the Warrant (as required by the Note, Warrant and Transfer Agent Instruction Letter). All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in the SEC Documents, no shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in the SEC Documents, as of the Execution Date, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities. The Company has filed in its SEC Documents true and correct copies of the Company’s Certificate of Incorporation as in effect on the Execution Date (“Certificate of Incorporation”), the Company’s By-laws, as in effect on the Execution Date (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer a certification of this representation signed by the Company’s Chief Executive Officer on behalf of the Company as of the Closing Date.

(d)                                 Issuance of Shares. The Conversion Shares and Warrant Shares are duly authorized and fully reserved for issuance and, upon conversion of the Note and the exercise of the Warrant in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Issuance Shares shall not be subject to preemptive rights or other similar rights of shareholders of the Company (except to the extent already waived) and will not impose personal liability upon the holder thereof, other than restrictions on transfer provided for in the Transaction Documents and under the Securities Act.

(e)                                  Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of the Note. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Note in accordance with this Agreement, the Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(f)                                   No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Issuance Shares) will not (a) result in a violation of the Company’s or any Subsidiary’s certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company or any Subsidiary is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect), nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to issue the Issuance Shares or to execute, deliver or perform any of its obligations under this Agreement or the other Transaction Documents (other than any SEC, FINRA or state securities filings that may be required to be made by the Company subsequent to Closing or any registration statement that may be filed pursuant hereto and Nasdaq to the extent that the total number of Issuance Shares issued to the Buyer exceeds the Exchange Cap); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Buyer herein. The Company is not in violation of the listing requirements of the Nasdaq Capital Market (“Nasdaq”), and does not reasonably anticipate that the Common Stock will be delisted by Nasdaq in the foreseeable future. Except as set forth on Schedule 4(f), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(g)                                  SEC Documents; Financial Statements. Except as set forth on Schedule 4(g), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the Execution Date (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such Financial Statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). The Company maintains a system of internal accounting controls appropriate for its size. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed by the Company in its Financial Statements or otherwise that would be reasonably likely to have a Material Adverse Effect. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Buyer will rely on the foregoing representation in effecting transactions in securities of the Company.

(h)                                 Absence of Certain Changes. No event has occurred that would have a Material Adverse Effect on the Company or any Subsidiary that has not been disclosed in subsequent SEC filings. For purposes of this Agreement, neither a decrease in cash or cash equivalents or in the market price of the Common Stock nor losses incurred in the ordinary course of the Company’s business shall be deemed or considered as having a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

(i)                                     Absence of Litigation. Except as disclosed in the SEC Documents or as set forth on Schedule 4(i), there are no actions, suits, investigations, inquiries or proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a Material Adverse Effect or would require disclosure under the Securities Act or the Exchange Act. No judgment, order, writ, injunction or decree or award has been issued by or, to the Knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. Except as disclosed in the SEC Documents or as set forth on Schedule 4(j) here has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

(j)                                    [Reserved].

(k)                                 Tax Status. The Company and each of its Subsidiaries has made or filed all federal and material state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

(l)                                     [Reserved].

(m)                             [Reserved].

(n)                                 Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Buyer is neither (i) an officer or director of the Company or any of its Subsidiaries, nor (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries.  The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities.  The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(o)                                 No Integrated Offering. Neither the Company, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

(p)                                 No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(q)                                 [Reserved].

(r)                                    [Reserved].

(s)                                   [Reserved].

(t)                                    Internal Accounting Controls. Except as disclosed in the SEC Documents the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it.

(u)                                 Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(v)                                 Solvency. The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. Except as disclosed on Schedule 4(v), the Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year. For the avoidance of doubt any disclosure of the Company’s ability to continue as a “going concern” shall not, by itself, be a violation of this Section 4(v).

(w)                               Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and each Subsidiary is engaged.  Neither the Company, nor any Subsidiary has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, taken as a whole.

(x)                                 [Reserved].

(y)                                 No General Solicitation; Placement Agent.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.  In the event that a broker-dealer or other agent or advisory is engaged by the Company subsequent to the initial Closing, the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby in connection with the sale of the Securities. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(z)                                  [Reserved].

(aa)                          [Reserved].

(bb)                          [Reserved].

(cc)                            [Reserved].

(dd)                          Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ee)                            Illegal or Unauthorized Payments; Political Contributions.  Neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(ff)                              Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(gg)                            Books and Records.  To the Company’s Knowledge, the books of account, ledgers, order books, records and documents of the Company and its Subsidiaries accurately and completely reflect all information relating to the respective businesses of the Company and its Subsidiaries, the nature, acquisition, maintenance, location and collection of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts receivable of the Company or its Subsidiaries, as the case may be, except where the failure to so reflect such information would not have a Material Adverse Effect.  To the Company’s Knowledge, the minute books of the Company and its Subsidiaries contain accurate records in all material respects of all meetings and accurately reflect all other actions taken by the stockholders, boards of directors and all committees of the boards of directors, and other governing Persons of the Company and its Subsidiaries, respectively.

(hh)                          Money Laundering.  The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA PATRIOT ACT of 2001  and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(ii)                                  Acknowledgement Regarding Buyer’s Trading Activity.  It is understood and acknowledged by the Company (a) (i) that the Buyer has not been asked by the Company or its Subsidiaries to agree, nor has the Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; and (ii) that the Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter party in any “derivative” transaction.  The Company further understands and acknowledges that the Buyer may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.  The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of any of the Transaction Documents.

(jj)                                Shell Company Status. The Company is not currently and issuer identified in Rule 144(i)(1)(i) under the Securities Act, is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable during the preceding 12 months, and, as of a date at least one year prior to the Execution Date, has filed current “Form 10 information” with the SEC (as defined in Rule 144(i)(3) of the Securities Act) reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1)(i) of the Securities Act.

(kk)                          No Disqualification Events.  With respect to Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the Securities Act (each, a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.  The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(ll)                                  Other Covered Persons. The Company is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(mm)                  Absence of Schedules. In the event that at Closing, the Company does not deliver any disclosure schedule contemplated by this Agreement, the Company hereby acknowledges and agrees that each such undelivered disclosure schedule shall be deemed to read as follows: “Nothing to Disclose”.

5.                                      COVENANTS.

(a)                                 Best Efforts. The parties shall use their commercially reasonable best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

(b)                                 Use of Proceeds. The Company shall use the proceeds from the sale of the Note for working capital and other general corporate purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

(c)                                  Financial Information. The Company agrees to send or make available the following reports to the Buyer until the Buyer transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; and (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries. For the avoidance of doubt, filing the documents required in (i) above via EDGAR or releasing any documents set forth in (ii) above via a recognized wire service shall satisfy the delivery requirements of this Section 5(c).

(d)                                 Listing. The Company shall work in good faith to secure the listing of the Issuance Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of the Note and exercise of the Warrant. The Company will obtain and, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on Nasdaq, any equivalent replacement exchange, the New York Stock Exchange (“NYSE”), the NYSE American or the OTCQB or OTCQX market places of the OTC Markets and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable.

(e)                                  Corporate Existence. So long as the Buyer beneficially owns the Note, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith.

(f)                                   No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

(g)                                  Failure to Comply with the Exchange Act. So long as the Buyer beneficially owns the Note and/or the Warrant, the Company shall comply with the reporting requirements of the Exchange Act; and the Company shall continue to be subject to the reporting requirements of the Exchange Act.

(h)                                 Breach of Covenants. If the Company materially breaches any of the covenants set forth in this Section 5, such breach continues uncured for a period of at least five (5) Business Days and such breach would reasonably be expected to have a Material Adverse Effect, then in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an event of default under Section 3.3 of the Note.

(i)                                     Reservation of Shares. The Company covenants that while the Note and Warrant remain outstanding, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of the Conversion Shares and Warrant Shares, and, in the event that the Company has not repaid the Note within sixty (60) days following the Closing Date, the Company must authorize and reserve the number of shares that is actually issuable upon full conversion of the Note and the Warrant, which such reserved amount shall be increased by the Company from time to time in accordance with its obligations under such Securities.

(j)                                    Indemnification. Each party hereto (an “Indemnifying Party”) agrees to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or the rules and regulations thereunder (an “Indemnified Party”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement.

6.                                      Transfer Agent Instructions. Prior to registration of the Issuance Shares under the Securities Act or the date on which the Issuance Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 3(f) of this Agreement. The Company warrants that: (i) no stop transfer instructions will be given by the Company to its Transfer Agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Note and Warrant; (ii) it will not direct its Transfer Agent not to transfer or delay, impair, and/or hinder its Transfer Agent in transferring (or issuing) (electronically or in certificated form) any certificate for Conversion Shares or Warrant Shares to be issued to the Buyer upon conversion or exercise of or otherwise pursuant to the Note or Warrant as and when required by the Note, Warrant and this Agreement; and (iii) it will not fail to remove (or direct its Transfer Agent not to remove or impairs, delays, and/or hinders its Transfer Agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Issuance Shares as contemplated by the terms of this Agreement, the Note and the Warrant. Nothing in this Section shall affect in any way the Buyer’s obligations and agreement to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If the Buyer provides the Company, at the cost of the Buyer, with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Issuance Shares, promptly instruct its Transfer Agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.                                      CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL. The obligation of the Company hereunder to issue and sell the Note and the Warrant to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)                                 The Buyer shall have executed this Agreement and delivered the same to the Company.

(b)                                 The Buyer shall have delivered the Purchase Price in accordance with Section 2(b) above.

(c)                                  The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

(d)                                 No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

8.                                      CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATION TO PURCHASE. The obligation of the Buyer hereunder to purchase the Note at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(a)                                 The Company shall have executed this Agreement and delivered the same to the Buyer.

(b)                                 The Company shall have delivered to the Buyer the duly executed Note in accordance with Section 2(a) above.

(c)                                  The Company shall have delivered to the Buyer the duly executed Warrant in accordance with Section 2(a) above.

(d)                                 [Reserved].

(e)                                  The Company shall have delivered to the Buyer the duly executed Registration Rights Agreement.

(f)                                   The Company shall have delivered to the Buyer the duly executed Transfer Agent Instruction Letter.

(g)                                  [Reserved].

(h)                                 No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(i)                                     No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the Exchange Act reporting status of the Company or the failure of the Company to be timely in its Exchange Act reporting obligations.

(j)                                    The Issuance Shares shall have been authorized for trading and quotation on Nasdaq and trading in the Common Stock on Nasdaq shall not have been suspended by the SEC or Nasdaq.

(k)                                 The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

Payment by Buyer of the Purchase Price shall evidence satisfaction of the foregoing conditions of this Section 8.

9.                                      GOVERNING LAW; MISCELLANEOUS.

(a)                                 Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of law (whether of the State of New York or any other jurisdiction).

(b)                                 Arbitration.  Any disputes, claims, or controversies arising out of or relating to the Transaction Documents, or the transactions, contemplated thereby, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be referred to and resolved solely and exclusively by binding arbitration to be conducted before the Judicial Arbitration and Mediation Service (“JAMS” ), or its successor pursuant the expedited procedures set forth in the JAMS Comprehensive Arbitration Rules and Procedures (the “Rules” ), including Rules 16.1 and 16.2 of those Rules. The arbitration shall be held in New York, New York, before a tribunal consisting of three (3) arbitrators each of whom will be selected in accordance “strike and rank” methodology set forth in Rule 15. Either party to this Agreement may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal. The costs and expenses of such arbitration shall be allocated as determined by the arbitrators, and the arbitrators are authorized to award attorneys’ fees to the prevailing party, including pre and post award interest. The arbitrators’ decision must set forth a reasoned basis for any award of damages or finding of liability. The arbitrators’ decision and award will be made and delivered as soon as reasonably possibly and in any case within sixty (60) days’ following the conclusion of the arbitration hearing and shall be final and binding on the parties and may be entered by any court having jurisdiction thereof.

(c)                                  JURY TRIAL WAIVER.  THE COMPANY AND THE BUYER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS.

(d)                                 Counterparts; Signatures by Electronic Mail. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(e)                                  Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(f)                                   Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(g)                                  Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the majority in interest of the Buyer.

(h)                                 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or e-mail as a PDF, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by e-mail at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

If to the Company, to:

JAGUAR HEALTH, INC.
201 Mission Street, Suite 2375

San Francisco, California 94105
Attention: Lisa A. Conte, CEO

E-mail: lconte@jaguar.health

Phone:

With a copy (which shall not constitute notice) to:

Reed Smith LLP

1510 Page Mill Road, Suite 110

Palo Alto, CA 94304

E-mail: DReinke@reedsmith.com

Attention: Donald Reinke, Esq.

Phone: 650.352.0532

If to the Buyer, to:

CHARLES CONTE

Either party hereto may from time to time change its address or e-mail for notices under this Section 9(h) by giving at least ten (10) days’ prior written notice of such changed address to the other party hereto.

(i)                                     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 3(e), the Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from the Buyer or to any of its “affiliates,” as that term is defined under the Exchange Act, without the consent of the Company.

(j)                                    Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(k)                                 Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder. The Company agrees to indemnify and hold harmless the Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

(l)                                     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(m)                             No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n)                                 Remedies.  In addition to any other remedy provided herein or in any document executed in connection herewith, the Company shall pay the Buyer for all costs, fees and expenses in connection with any arbitration, litigation, contest, dispute, suit or any other action to enforce any rights of the Buyer against the Company in connection herewith, including, but not limited to, costs and expenses and attorneys’ fees, and costs and time charges of counsel to the Buyer.

(o)                                 Publicity. The Company, and the Buyer shall have the right to review a reasonable period of time before issuance of any press releases, SEC, Nasdaq (or other applicable trading market), or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or SEC, Nasdaq (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

** signature page follows **

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the Execution Date.

COMPANY:

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: President and CEO

BUYER:

/s/ Charles Conte
Charles Conte

SCHEDULE OF BUYERS

(1) Buyer	(2) Address and E-mail	(3) Aggregate Note Face Value	(4) Aggregate Number of Warrants	(5) Purchase Price

Charles Conte		$111,250.00	33,918	$100,000.00

SCHEDULES

Schedule 4(c)	Capitalization

On August 28, 2018, the Company issued to Pacific Capital Management, LLC (the “LC Facilitator”) a five-year warrant (the “Warrant”) to purchase 670,586 shares of the Company’s voting common stock, subject to adjustment for reclassification or change of the common stock, stock splits, dividends, distributions or changes to the exercise price of the Warrant in accordance with the terms of the Warrant. The Company issued the warrant in consideration for the LC Facilitator causing its financial institution to issue a letter of credit in the amount of $475,000 (the “Letter of Credit”) on behalf of the Company in favor of the Company’s landlord pursuant to the terms of the Landlord Letter of Credit & Warrant Issuance Agreement, dated August 28, 2018, by and between the Company and the LC Facilitator (“LOC Agreement”). The Warrant is exercisable commencing after the 7-month anniversary date of issuance, and the exercise price of the Warrant is the lower of (i) $0.85 per share and (ii) the average of the closing sales price of the Common Stock for the 30 consecutive trading days commencing on September 4, 2018.

Schedule 4(f)	No Conflicts

The NASDAQ Capital Market imposes, among other requirements, a minimum bid requirement. The closing bid price for the Common Stock must remain at or above $1.00 per share to comply with NASDAQ’s minimum bid requirement for continued listing. If the closing bid price for the Common Stock is less than $1.00 per share for 30 consecutive business days, NASDAQ may send the Company a notice stating that the Company will be provided a period of 180 days to regain compliance with the minimum bid requirement or else NASDAQ may make a determination to delist the Common Stock.

Schedule 4(g)	SEC Documents

Each of Ari Azhir, Yang Zhi, Folkert Kamphuis and Qiu Jiahao filed a Form 4 on June 6, 2018 reporting a grant of stock options that should have been filed on March 16, 2018 pursuant to Section 16(a) of the Exchange Act. Each of Lisa Conte, Steven King and Karen Wright filed a Form 4 on December 29, 2017 reporting a grant of stock options that should have been filed on December 26, 2017 pursuant to Section 16(a) of the Exchange Act.

EXHIBITS

Exhibit A                                             Form of Convertible Promissory Note

Exhibit B                                             Form of Warrant

Exhibit C                                             Form of Registration Rights Agreement

Exhibit D                                             Form of Transfer Agent Instruction Letter